UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 29, 2015

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Water Street New York, NY		10041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On April 29, 2015, BGC Partners, Inc. (“BGC”) and GFI Group Inc. (the “Company” or “GFI”) issued a press release announcing BGC’s consolidated financial results for the first quarter ended March 31, 2015 and containing information concerning a conference call to discuss such results. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information contained in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as may otherwise be expressly stated in such filing.

Item 3.02. Unregistered Sales of Equity Securities.

On April 28, 2015, a subsidiary of BGC purchased from GFI approximately 43.0 million newly issued shares of GFI’s common stock (the “New Shares”) at that date’s closing price of $5.81 per share, for an aggregate purchase price of $250 million. The purchase price was paid to GFI in the form of a note due on June 19, 2018 that bears an interest rate of LIBOR plus 200 basis points. Due to intercompany eliminations, the New Shares and the note will have no impact on the consolidated balance sheet of BGC. GFI expects that any funds received in payment of the principal of the note would be earmarked for the repayment of GFI’s existing $240 million senior notes due July 2018 (the “GFI Notes”) or potentially be the basis of collateral with respect to the GFI Notes. Following GFI’s issuance of the New Shares, BGC owns approximately 67.0 percent of GFI’s outstanding common stock. The New Shares were purchased in a transaction exempt from the Securities Act, pursuant to Section 4(a)(2) thereof.

Item 8.01. Other Events.

The Board of GFI has authorized repurchases of up to $50 million of the Company’s common stock and the GFI Notes. The Company may actively repurchase the common stock or the GFI Notes from time to time.

Cautionary Statement Regarding Forward-Looking Statements by GFI Group

Certain matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: whether any potential sale of, or other strategic transaction by or related to GFI will be consummated and, if so, the timing and terms of any such transaction, including any possible sale price; economic, political and market factors affecting trading volumes; securities prices or demand for GFI’s brokerage services; competition from current and new competitors; GFI’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI’s ability to identify and develop new products and markets; changes in laws and regulations governing GFI’s business and operations or permissible activities; GFI’s ability to manage its international operations; financial difficulties experienced by GFI’s customers or key participants in the markets in which GFI focuses its brokerage services; GFI’s ability to keep up with technological changes; uncertainties relating to litigation and GFI’s ability to assess and integrate acquisition prospects. Further information about factors that could affect GFI’s financial and other results is included in GFI’s filings with the Securities and Exchange Commission. GFI does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release issued by BGC Partners, Inc. and GFI Group Inc., dated April 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Dated: April 29, 2015	By:	/s/ Christopher D’Antuono
Name: Christopher D’Antuono
Title: General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release issued by BGC Partners, Inc. and GFI Group Inc., dated April 29, 2015.